Exhibit 10.12

STOCK RESTRICTION AGREEMENT

This Stock Restriction Agreement (the “Agreement”) is made as of September 17, 2026, by and between Electra Therapeutics, Inc., a Delaware corporation (the “Company”) and Quehuong (Kathy) Dong (“Holder”). Certain capitalized terms used below are defined in the terms and conditions set forth in Exhibit A attached to this Agreement, which are incorporated by reference.

Total Unvested Shares held by Holder: 73,147 of shares of Series A Preferred Stock of the Company, including any securities into which such shares may convert (the “Unvested Shares”).

Par Value: $0.0001

Vesting Schedule: Beginning on September 16, 2026 (the “Vesting Commencement Date”), 1/13th of the Unvested Shares (rounded down to the nearest whole share) shall be scheduled to vest each month on the same day of the month as the Vesting Commencement Date, such that the Unvested Shares are vested in full as of October 16, 2027; provided in each case that Holder remains a Service Provider through each such date (the “Vesting Schedule”).

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Additional Terms/Acknowledgements: The undersigned Holder acknowledges receipt of, and understands and agrees to, this Stock Restriction Agreement, including those terms and conditions set forth in Exhibit A attached to this Agreement, which are incorporated by reference.

COMPANY:

Electra Therapeutics, Inc.

By: /s/ Nancy Stagliano

Name: Nancy Stagliano, Ph.D.

Title: Chair of the Board of Directors

Address: 230 E Grand Avenue, Suite S-100
South San Francisco, California 94080

HOLDER:

Quehuong (Kathy) Dong, Pharm.D., M.B.A.

/s/ Quehuong Dong

(Signature)

Email:

Address:

Exhibit A

TERMS AND CONDITIONS INCORPORATED INTO
STOCK RESTRICTION AGREEMENT

1.
Consideration for Agreement. Holder has entered into this Agreement as a condition to receiving the Unvested Shares in connection with the distribution relating to Holder’s profits interests in Electra Therapeutics LLC (the “LLC Distribution”) and the Company’s initial public offering of its securities pursuant to a registration statement on Form S-1 (the “IPO”). Holder acknowledges and agrees that Holder would not have a right to receive the Unvested Shares in connection with the LLC Distribution if Holder did not enter into this Agreement. Holder also anticipates that the IPO will benefit Holder and acknowledges and agrees that Holder has received valid and sufficient consideration for entering into this Agreement.
2.
Forfeiture of Unvested Shares. In the event Holder’s relationship with the Company (or a parent or subsidiary of the Company) terminates for any reason (including death or disability) or Holder resigns for any reason, such that after such termination Holder is no longer providing services to the Company (or a parent or subsidiary of the Company) as an employee, consultant or member of the Company’s Board of Directors (a “Service Provider”), then the Unvested Shares shall automatically and immediately be forfeited for no consideration and be retired and resume the status of authorized and unissued shares of the capital stock of the Company, without further action by Holder or the Company. Notwithstanding the foregoing, and for the avoidance of doubt, the foregoing will be subject to any severance plan or agreement to which Holder is a participant or a party.
3.
Adjustments to Unvested Shares. If, from time to time, while the Unvested Shares remain subject to forfeiture due to being unvested there is any change affecting the Company’s outstanding common stock without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which Holder is entitled by reason of Holder’s ownership of Unvested Shares will be immediately subject to the Vesting Schedule applicable to the Unvested Shares and be included in the meaning of “Unvested Shares” for all purposes of this Agreement with the same force and effect as the Unvested Shares subject to this Agreement.
4.
Escrow of Unvested Shares. As security for Holder’s faithful performance of the terms of this Agreement and to insure the availability for delivery of Holder’s Unvested Shares upon the forfeiture of any Unvested Shares as herein provided for, Holder agrees, concurrently with the execution of this Agreement, to deliver to and deposit with the Chief Financial Officer of the Company or the Chief Financial Officer’s designee, including the person or entity named in Joint Escrow Instructions of the Company and Holder attached to this Agreement as Exhibit C and incorporated by this reference (“Joint Escrow Instructions”), as Escrow Agent in this transaction (“Escrow Agent”), one stock assignment duly endorsed (with date and number of shares blank) in the form attached to this Agreement as Exhibit B, together with a certificate or certificates evidencing all Unvested Shares that are subject to forfeiture; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions, which instructions will also be delivered to the Escrow Agent concurrently with the execution of this Agreement. Holder acknowledges that the Escrow Agent is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Holder agrees that Escrow Agent is not liable to any party hereof (or to any other party). Escrow Agent may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Holder agrees that if the Escrow Agent resigns as Escrow Agent for any or no reason, the Board of Directors of the Company has the power to appoint a successor to serve as Escrow Agent pursuant to the terms of this Agreement. Holder agrees that if the Chief Financial Officer of the Company resigns as Chief Financial Officer, the successor Chief Financial Officer will serve as Escrow Agent pursuant to the terms of this Agreement.
5.
Rights of Holder. Subject to the provisions of this Agreement, Holder will exercise all rights and privileges of a stockholder of the Company with respect to the Unvested Shares deposited in escrow. Holder will be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such Unvested Shares (but subject to Section 3) and for the purpose of exercising any voting rights relating to such Unvested Shares, even if some or all of such Unvested Shares remain subject to the Vesting Schedule. After any Unvested Shares have been vested and are no longer subject to forfeiture, Holder will not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Unvested Shares except in compliance with the provisions herein, the Company’s Bylaws and any other agreement to which the Holder is a party and applicable securities laws. Holder further acknowledges that Holder may be required to hold the Stock indefinitely. During the period of time during which the Holder holds the Stock, the value of the Stock may increase or decrease, and any risk associated with such Stock and such fluctuation in value will be borne by the Holder.
6.
Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Holder will not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Unvested Shares while the Unvested Shares are unvested and remain subject to vesting pursuant to the Vesting Schedule.
7.
Corporate Transaction. In the event of (a) an Acquisition (as defined below); or (b) an Asset Transfer (as defined below) ((a) and (b) being collectively referred to in the Agreement as a “Corporate Transaction”), then to the extent this Agreement remains in effect with respect to any Unvested Shares, the rights of the Company under this Agreement will be assigned by the Company to any successor of the Company (or the successor’s parent) in connection with such Corporate Transaction. The forfeiture terms of this Agreement will apply to the new capital stock or other property received in exchange for the Unvested Shares in consummation of the Corporate Transaction, but only to the extent the Unvested Shares are at the time covered by such right. For the purposes of this Section 7: (i) “Acquisition” means (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; and (ii) “Asset Transfer” means a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.
8.
Section 83(b) Election. The Holder shall consult with the Holder’s tax advisor to determine whether it would be appropriate for the Holder to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code” and such election thereunder, an “83(b) Election”) with respect to the Unvested Shares. Any such 83(b) Election must be filed with the Internal Revenue Service within 30 days of this Agreement. Holder understands that failure to file such 83(b) Election in a timely manner may result in adverse U.S. federal income tax consequences for Holder. Holder further acknowledges and understands that it is Holder’s sole obligation and responsibility to timely file such 83(b) Election, and neither the Company nor the Company’s legal or financial advisors have any obligation or responsibility with respect to such filing. Holder acknowledges that the foregoing is only a summary of the effect of U.S. federal income taxation with respect to the Unvested Shares hereunder, and does not purport to be complete. Holder further acknowledges that the Company has directed Holder to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Holder may reside, and the tax consequences of Holder’s death, and that the Company is not making any representations or warranties regarding the tax consequences of this Agreement. Holder assumes all responsibility for filing such 83(b) Election and paying all taxes resulting from such election or, if no 83(b) Election is made, taxes resulting from the lapse of the restrictions on the Unvested Shares. To the extent Holder files an 83(b) Election, Holder agrees to provide the Company with a copy of such filed 83(b) Election and proof of such filing.
9.
Refusal to Transfer. The Company will not be required (i) to transfer on its books any Unvested Shares of the Company that have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been so transferred.
10.
No Employment Rights. This Agreement is not an employment or other service contract and nothing in this Agreement will affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Holder’s employment or other service relationship for any reason at any time, with or without cause and with or without notice.
11.
Restrictive Legends. All certificates representing the Unvested Shares will have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties to this Agreement):
(a)
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED

OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”
(b)
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”
(c)
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION AND OTHER RESTRICTIONS AND CONDITIONS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE CORPORATION.”
(d)
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN OBLIGATIONS WITH RESPECT TO FUTURE SECURITYHOLDERS’ AGREEMENTS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.”
(e)
Any legend required by applicable blue sky laws.
12.
Miscellaneous.
(a)
Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not sent during normal business hours of the recipient, then on the next business day (provided, however, that if the sender receives an automatically generated notification that such email was not delivered, such attempted email notice shall be ineffective and deemed to not have been given); (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the other party to this Agreement at such party’s address set forth on the signature page hereof, or at such other address as such party may designate by 10 days’ advance written notice to the other party hereto.
(b)
Successors and Assigns. This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Holder, Holder’s successors, and assigns. The Company’s rights hereunder will be assignable by the Company at any time or from time to time, in whole or in part.
(c)
Attorneys’ Fees. The prevailing party in any suit or action hereunder will be entitled to recover from the losing party all costs incurred by it in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.
(d)
Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement will be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.
(e)
Further Execution. The parties agree to take all such further actions as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement. Holder agrees that, at the request of the Company at any time, Holder will execute and deliver any applicable securityholders’ agreement, investor rights agreement, voting agreement, drag along agreement, right of first refusal and co-sale agreement or similar agreement (or a joinder to any existing agreement) that the Company and/or the holders of its securities may enter into or that otherwise that may be in effect from time to time (and which may contain, among other provisions, additional restrictions on transfer and/or rights of repurchase in favor of the Company).
(f)
Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.
(g)
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.
(h)
Counterparts. This Agreement (including any schedules and/or exhibits hereto or thereto) may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(i)
Tax Matters. Holder expressly acknowledges and agrees that (i) neither the Company, nor any of its affiliates or agents, has made any representation to Holder with respect to the tax or other financial treatment of the transactions contemplated by this Agreement, (ii) Holder has reviewed with its own tax advisors the tax consequences of the transactions contemplated by this Agreement, and (iii) Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its affiliates or agents for the tax consequences to Holder that may result from the transactions contemplated by this Agreement. Holder shall be solely responsible for the payment of any and all income, capital gain, payroll, employment, transfer, and other taxes, filing and recording fees, and similar charges incurred by Holder, and any income or withholding taxes incurred, with respect to payments (including payments of property) made to Holder pursuant to the transactions contemplated by this Agreement (regardless of if such taxes would normally be paid or withheld by an employer or other withholding agent), and shall indemnify and hold harmless the Company from and against any such taxes, fees, and charges (including any interest and penalties, but excluding any employer payroll taxes). Holder shall provide any tax forms, including Internal Revenue Service Form W-9, or any similar form or information, as may be reasonably necessary to reduce or eliminate any tax withholding, and Holder expressly acknowledges that the Company may deduct and withhold from payments made to Holder pursuant to the transactions contemplated by this Agreement (or otherwise) such amounts as may be required to be deducted or withheld under applicable law, including if Holder fails to provide such tax forms. To the extent amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to Holder.

[End of Exhibit A to Stock Restriction Agreement]

Exhibit B

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

Effective upon forfeiture under the certain Stock Restriction Agreement, dated September 17, 2026, by and between the undersigned and Electra Therapeutics, Inc, a Delaware corporation (the “Company”)(the “Agreement”) and for no consideration, the undersigned assigns and transfers to the Company pursuant to the Agreement ____________________ shares of Series A Preferred Stock of the Company (or such security into which such shares may convert) standing in the undersigned’s name on the books of the Company in book entry form and does irrevocably constitute and appoint both the Company’s Secretary and the Company’s attorney, or either of them, to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, solely to evidence and effectuate the forfeiture, cancellation and retirement of Unvested Shares under the Agreement, and only to the extent that such shares constitute Unvested Shares subject to forfeiture under the Agreement.

Dated: Quehuong (Kathy) Dong, Pharm.D., M.B.A.

(Leave blank)

/s/ Quehuong Dong

(Signature)

Instruction: Please do not fill in any blanks other than the signature line. Do not fill in the date line.

The purpose of this Assignment is to enable the Company to evidence and effectuate the forfeiture, cancellation and retirement of Unvested Shares under the Agreement without requiring additional signatures on the part of the Holder.

ELECTRA THERAPEUTICS, INC.

JOINT ESCROW INSTRUCTIONS

Chief Financial Officer

Electra Therapeutics, Inc.

230 E Grand Avenue, Suite S-100

South San Francisco, CA 94080

As Escrow Agent for both Electra Therapeutics, Inc., a Delaware Company (“Company”) and Quehuong (Kathy) Dong, Pharm.D., M.B.A. (“Holder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Restriction Agreement dated as of September __, 2026 (“Agreement”), to which a copy of these Joint Escrow Instructions is attached as an Exhibit, in accordance with the following instructions:

1.
In the event any Unvested Shares are subject to forfeiture as set forth in the Agreement, the Company or its assignee will give to Holder and you a written notice specifying the number of shares of stock to be forfeited and delivered to the Company for cancellation. Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.
2.
At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company.
3.
Holder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Holder does hereby irrevocably constitute and appoint you as Holder’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this Section 3, Holder will exercise all rights and privileges of a stockholder of the Company while the stock is held by you.
4.
This escrow will terminate upon the vesting in full of the Unvested Shares or the forfeiture of any Unvested Shares pursuant to the Agreement, whichever occurs first.
5.
If at the time of termination of this escrow under Section 4 herein you should have in your possession any documents, securities, or other property belonging to Holder, you will deliver all of the same to Holder and will be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that any property subject to this escrow is the subject of a pledge or other security agreement, you will deliver all such property to the pledgeholder or other person designated by the Company.
6.
Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
7.
You are obligated only for the performance of such duties as are specifically set forth herein and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You will not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys will be conclusive evidence of such good faith.
8.
You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you will not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
9.
You will not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver these Joint Escrow Instructions documents or papers deposited or called for hereunder.
10.
You will not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.
11.
Your responsibilities as Escrow Agent hereunder will terminate if you cease to be Chief Financial Officer of the Company or if you resign by written notice to the Company. In the event of any such termination, the Chief Financial Officer of the Company will automatically become the successor Escrow Agent unless the Company appoints another successor Escrow Agent, and Holder hereby confirms the appointment of such successor as Holder’s attorney-in-fact and agent to the full extent of your appointment.
12.
If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto will join in furnishing such instruments.
13.
It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute has been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you will be under no duty whatsoever to institute or defend any such proceedings.
14.
All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by email if sent during normal business hours of the recipient, and if not sent during normal business hours of the recipient, then on the next business day (provided, however, that if the sender receives an automatically generated notification that such email was not delivered, such attempted email notice shall be ineffective and deemed to not have been given), (c) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the other party hereto at such party’s address set forth on the signature page to these Joint Escrow Instructions, or at such other address as such party may designate by 10 days’ advance written notice to the other party hereto.
15.
By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.
16.
You are entitled to employ such legal counsel and other experts (including, without limitation, the firm of Cooley LLP) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor.
17.
This instrument is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to “you” and “your” herein refer to the original Escrow Agents and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.
18.
These Joint Escrow Instructions will be governed by and interpreted and determined in accordance with the laws of the State of Delaware, as such laws are applied by Delaware courts to contracts made and to be performed entirely in Delaware by residents of that state. The parties hereby expressly consent to the personal jurisdiction of the state and federal courts located in the county in which the Company has its principal offices for any lawsuit arising from or related to this Agreement.

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The undersigned have executed these Joint Escrow Instructions as of the date set forth above.

HOLDER:

Quehuong (Kathy) Dong, Pharm.D., M.B.A.

/s/ Quehuong Dong

(Signature)

Email:

COMPANY:

Electra Therapeutics, Inc.

By: /s/ Chris Clark

Name: Chris Clark

Title: Chief Financial Officer

ESCROW AGENT:

By: /s/ Chris Clark

Name: Chris Clark

Title: Chief Financial Officer